[SMARTSERV ONLINE, INC.LOGO]

Company Contact:            Media Contact:                 Investor Contact:
Robert Pons                 Neil Vineberg                  Harvey Goralnick
Chief Executive Officer     Vineberg Communications        FOCUS Partners LLC
610-397-0689 x202           631-288-6933                   212-752-9445

                SMARTSERV SIGNS AGREEMENT WITH SPRINT FOR ITS NEW
                     UPHONIA(TM)PREPAID MOBILE PHONE SERVICE

Plymouth Meeting, PA - (November 10) -- SmartServ Online, Inc. (OTCBB:  SSRV), a
Mobile Virtual  Network  Operator (MVNO) that provides mobile phone service with the best in low cost  pre-paid  minute  plans and the latest in mobile  content, today announced a carrier  agreement with Sprint (NYSE: FON) for SmartServ's new
UPHONIA(TM)mobile phone service.

SmartServ  will offer  prepaid  mobile  phone  service and  handsets to the U.S.
market under the UPHONIA brand using the enhanced Sprint Nationwide PCS Network.
The new  UPHONIA  service  will target a broad  audience  of wireless  customers looking  for  flexible  cell phone plans  without  annual  contracts  and credit checks. The service will launch in the first quarter of 2005.

"By delivering the superb  performance  and  reliability of the enhanced  Sprint
Nationwide PCS Network and the unique personalization and customization features of the UPHONIA brand, we will provide  unsurpassed value to our customers," said
SmartServ President and CEO Robert Pons.

UPHONIA  marries  flexible,  prepaid  wireless  plans  with the  best in  mobile entertainment  giving  consumers new ways to customize their phones.  Over 5,000 free  ringtones,  images and graphics  will be available  for UPHONIA  customers online at the  Uphonia.com  web site.  Content  will also be available in retail stores at UPHONIA mobile content kiosks or directly from UPHONIA phones.

UPHONIA  pay-as-you-go  wireless  plans will have no contract  restrictions,  no credit checks, and no monthly bills. Customers choose from a variety of low cost pre-paid monthly minute cards that fit their individual  needs.  UPHONIA service includes nationwide coverage, discounted international long distance, nights and weekend minutes, voice mail, call waiting, and caller-ID.

For more about UPHONIA, please visit: www.uphonia.com.

SmartServ Online, Inc.(R)

SmartServ,  headquartered  in Plymouth  Meeting,  PA is a Mobile Virtual Network
Operator  (MVNO) that  provides  mobile phone service with the best in low cost, pre-paid minute plans, discounted international long distance, and the latest in mobile content, such as ringtones,  mobile games, and images. SmartServ products and services  are  marketed  under the  UPHONIA(TM)brand.  For more  information please visit: www.SmartServ.com.

About Sprint

Sprint  is a global  integrated  communications  provider  serving  more than 26 million  customers in over 100  countries.  With more than $26 billion in annual revenues in 2003,  Sprint is widely  recognized for developing,  engineering and deploying  state-of-the-art  network technologies,  including the United States'
first nationwide  all-digital,  fiber-optic  network and an award-winning Tier 1
Internet backbone.  Sprint provides local  communications  services in 39 states and the  District of Columbia  and  operates  the largest  100-percent  digital, nationwide  PCS wireless  network in the United  States.  For more  information, visit www.sprint.com.

Forward-Looking Statements

This news release may contain forward-looking  statements that involve risks and uncertainties.  Forward-looking  statements in this document and those made from time-to-time  by the Company are made under the safe  harbor  provisions  of the
Private  Securities  Litigation Reform Act of 1995.  Forward-looking  statements concerning  future plans or results are  necessarily  only  estimates and actual results could differ  materially from  expectations.  Certain factors that could cause or contribute to such  differences  are described from time to time in the
Company's filings with the Securities and Exchange Commission, including but not limited to, the "Risk Factors" described under the heading "Certain Factors That
May Affect Future  Results" in the Company's  Annual Report on Form 10-KSB/A for
the year ended December 31, 2003 and other SEC filings.